UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2021

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	New York Stock Exchange
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item4.01 Changes in Registrant’s Certifying Accountant.

(a)    On September 17, 2021, the Board of Directors (the “Board”) of Kaleyra, Inc., a Delaware corporation (the “Company”), dismissed BPM LLP (“BPM”), as the Company’s independent registered public accounting firm effective as of the filing of the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2021 with the Securities and Exchange Commission. The Audit Committee of the Board (the “Audit Committee”) recommended the decision made by the Board.

The reports of BPM on the Company’s consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, and in the subsequent interim period through September 17, 2021, there were no disagreements with BPM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to BPM’s satisfaction, would have caused BPM to make reference to the matter in its report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K other than:

For the year ended December 31, 2019, the Company reported material weaknesses in its internal control over financial reporting related to (1) lack of review and approval process over journal entries and (2) lack of timeliness, quality and existence of account reconciliations and review controls.

The Company provided a copy of this disclosure to BPM and requested that BPM furnish a letter addressed to the SEC stating whether it agrees with the above statements or, if not, stating the respects in which it does not agree. The Company received the requested letter from BPM, and a copy of the letter is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)    On September 17, 2021, the Board approved the engagement of EY S.p.A. (“EY”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021, effective as of the filing of the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2021 with the Securities and Exchange Commission. The Audit Committee recommended the decision made by the Board.

During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021, through the date of EY’s engagement, neither the Company nor anyone acting on its behalf has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither a written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financing Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

16.1	Letter from BPM LLP dated September 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2021

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President